Exhibit 3

THIS WARRANT CERTIFICATE AND ANY SHARES ACQUIRED UPON THE
EXERCISE OF THIS WARRANT CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE
TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
EXEMPTION THEREFROM UNDER SUCH ACT.

PHARMACEUTICAL FORMULATIONS, INC.

Warrant Certificate

Edison, New Jersey
April 15, 2003

           PHARMACEUTICAL FORMULATIONS, INC. (the "Company"), a Delaware corporation, for value received, hereby certifies that Frank X. Buhler or his registered assigns,(the "Holder") is entitled to purchase from the Company One Million and Two Hundred Thousands (1,200,000) duly authorized, validly issued, fully paid and nonassessable common shares of the Company, par value $0.08 per share (the "Original Common Stock"), at an exercise price per share equal to the average of the bid and ask at closing for PFI shares during the five (5) trading days prior to April 15, 2003 (the "Exercise Price") at any time or from time to time after the date hereof and prior to 5:00 p.m. (United States Eastern Time), on April 15, 2010 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant Certificate.

           Section 1.     Exercise of Warrant Certificate.

          A.      Upon presentation and surrender of this Warrant Certificate on any Business Day on or before the Expiration Date, with the attached Purchase Form duly executed, at the principal office of the Company at 460 Plainfield Avenue, Edison, New Jersey 08818-1904, together with a certified or bank cashier's check payable to the Company in the amount of the Exercise Price times the number of shares ("Warrant Shares") of the Company being purchased (the "Purchase Price"), the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Warrant Shares being purchased. This Warrant Certificate may be exercised in whole or in part, and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate of like tenor entitling said Holder to purchase the number of Warrant Shares as to which this Warrant Certificate has not been exercised.

           B.     When Exercise Effective. The exercise of this Warrant Certificate shall be deemed to have been effected and the Purchase Price shall be determined immediately prior to the close of business on the Business Day on which this Warrant Certificate shall have been surrendered to the Company as provided in Section 1A,

          C.      Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant Certificate and no payment or adjustment shall be made upon any exercise of this Warrant Certificate. The Company shall, in lieu of delivering the fractional share therefor, pay to the holder exercising this Warrant Certificate an amount in cash equal to the Market Price of such fractional interest.

           Section 2.     Rights and Obligations of Holder.

          The Holder of the Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity; provided however that in the event that any certificate representing shares of the Company's common stock is issued to the Holder hereof upon exercise of some or all of the rights under this Warrant Certificate, such Holder shall, for all purposes, be deemed to have become the Holder of record of such stock on the date on which this Warrant Certificate, together with a duly executed Purchase Form (attached hereto), was surrendered and payment of the Purchase Price was made, irrespective of the date of delivery of such share certificate. The rights of the Holder of this Warrant Certificate are limited to those expressed herein and the Holder of this Warrant Certificate, by his acceptance hereof, consents and agrees to be bound by and to comply with all the provisions of this Warrant Certificate. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company and its transfer agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute, true and lawful owner for all purposes whatsoever, and neither the Company nor the transfer agent shall be affected by any notice to the contrary.

           Section 3.     Warrant Shares

          The Company covenants and agrees that all Warrant Shares delivered upon exercise of this Warrant Certificate will, upon delivery and payment of the Purchase Price in accordance with the terms hereof, be duly and validly authorized and issued, fully-paid and non-assessable and free from all stamp taxes, liens, and charges with respect tot he purchase thereof. In addition, the Company agrees at all times to reserve for the issuance an authorized number of shares of its authorized but unissued common stock sufficient to permit the exercise in full of this Warrant Certificate.

           Section 4.     Disposition of Warrant Certificate or Warrant Shares.

          The Holder of this Warrant Certificate and any transferee hereof or of the Warrant Shares, by their acceptance hereof, hereby agrees that (a) no transfer or assignment of the Warrant Certificate or the Warrant Shares will be made in violation of the provisions of the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder (hereinafter, collectively, the "Securities Act") and (b) during such period as delivery of a prospectus with respect to the Warrant Certificate or the Warrant Shares may be required by the Act, no public distribution or the Warrant Certificate or Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of Section 10 of the Securities Act and in compliance with all applicable state laws.

           Section 5.     Protection Against Dilution or Other Impairment of Rights; Adjustments of Exercise Price.

          A.      Antidilution Provisions. The Exercise Price and the number of shares of common stock purchasable upon the exercise hereof shall be subject to adjustment from time to time as provided in this Section 5. If, in case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other that a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock of the Company), in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any reclassification or exchange of securities of the Company binding on all its stockholders (except for dissenters' appraisal rights), the common stock of the Company is in effect reclassified or exchanged, in whole or in part, for a different kind or class of stock or other securities or property, the Company or the corporation formed by such consolidation or resulting from such merger or which acquires such assets or which is party to such exchange, as the case may be, shall execute and deliver to the Holder hereof simultaneously therewith a new warrant certificate, satisfactory in form and substance to such Holder, together with such other documents as such Holder may reasonably request, entitling the Holder thereof to receive upon exercise of such new warrant certificate the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, reclassification or exchange of securities, or upon the dissolution following any such sale or other transfer, to which a holder of the number of shares of common stock of the Company purchasable upon exercise of this Warrant Certificate immediately prior to such consolidation, merger, sale, transfer, reclassification or exchange would be entitled. Such new warrant certificate shall contain the same basic terms and conditions as this Warrant Certificate and shall provide for adjustments which, for events subsequent to the effective date of such consolidation, merger, sale, transfer, reclassification or exchange, shall be as nearly equivalent as may be practicable to the adjustment provided for in this Section 5. The above provisions of this Section 5A shall similarly apply to successive consolidations, mergers, exchanges, sales or other transfers, reclassifications or exchanges covered hereby.

          B.      Antidilution Provisions Under Certain Circumstances.

                (1) If, at any time or from time to time after the date of this Warrant Certificate the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of common stock, (ii) subdivide its outstanding shares of common stock into a greater number of shares, (iii) combine its outstanding shares of common stock into a smaller number of shares or (iv) issue by reclassification of its common stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder shall be entitled to receive upon exercise, the proportion of the total number of shares of common stock or other capital stock of the Company which he would have owned or been entitled to receive had there been no such action, at a the Purchase Price. The intention of this Section 5(B)(1) is to assure that neither the Holder nor the Company will obtain a material advantage, nor suffer any material disadvantage, regarding Holder's exercise rights under this Warrant Certificate as a result of the events herein described.

                (2) In case the Company shall hereafter issue or sell any rights, option, warrants or securities convertible into the common stock entitling the holders thereof to purchase the common stock or to convert such securities into the common stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Company in consideration of the issuance or sale of such rights, options, warrants or Convertible Securities plus the total consideration, if any, payable to the Company upon exercise or conversion thereof (the "Total Consideration") by (ii) the number of additional shares of common stock issuable upon conversion of such securities) less than the then per share Warrant Price in effect on the date of such issuance or sale, the per share Warrant Price shall be adjusted as of the date of such issuance or sale so that the same shall equal the price determined by dividing (i) the sum of (A) the number of shares of common stock outstanding on the date of such issuance or sale multiplied by the then per share Warrant Price plus (B) the Total Consideration by (ii) the number of shares of common stock outstanding on the date of such issuance or sale plus the maximum number of additional shares of common stock issuable upon exercise or conversion of such securities. Shares of common stock issued pursuant to a stock dividend, subdivision of outstanding shares of common stock into a greater number of shares of common stock or the reclassification of the common stock, shall be deemed to have been issued for no consideration. The intention of this Section 5(B)(2) is to assure that neither the Holder nor the Company will obtain a material advantage, nor suffer any material disadvantage, regarding the Holder's exercise rights under this Warrant Certificate as a result of the events herein described.

                (3) If the Board of Directors of the Company shall declare any dividend or distribution in cash with respect to the common stock other than out of earned surplus, the Company shall mail notice thereof to the Holder not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

          C.      Notice of Adjustment. Whenever the number of shares of common stock purchasable upon exercise hereof is adjusted or the per share Exercise Price is adjusted as herein provided the Company shall compute the adjustment in accordance with this Section 5, as applicable and shall mail to the Holder a notice setting forth the adjustment and the number of shares of common stock for which the Warrant Certificate is exercisable and such certificate shall forthwith be filed at the transfer agent or agents for this Warrant Certificate. The notice to the Holder shall be delivered by hand or mailed as soon as practicable by the Company to the Holder at his last known address.

           Section 6.     Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of the exercise of this Warrant Certificate require registration with or approval of any governmental authority under any Federal or State law, before such shares may be issued upon the exercise thereof, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as the Common Stock is listed on any national securities exchange or quoted by the Nasdaq National Market or any successor thereto or comparable system, the Company will, at its expense, obtain promptly and maintain the approval for listing on each such exchange or quoting by the Nasdaq National Market on such successor thereto a comparable systems, upon official notice of issuance, the shares of Common Stock issuable upon exercise of this Warrant Certificate.

           Section 7.     Restrictive Legends. Except as otherwise permitted by this Section 7, this Warrant Certificate and each Warrant Certificate issued upon direct or indirect transfer or in substitution for any subsequent Warrant Certificate pursuant to this Warrant Certificate shall be stamped or otherwise imprinted with a legend in substantially the following or a comparable form:

"This Warrant Certificate and any shares acquired upon the exercise of this Warrant Certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

Except as otherwise permitted by this Section 7, (a) each certificate for shares of Common Stock issued upon the exercise of any Warrant Certificate, and (b) each certificate issued upon the direct or indirect transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following or a comparable form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exception therefrom under such Act."

The holder (or his transferee, as applicable) of any Restricted Securities shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legend set forth above in this Section 7 when such securities shall have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Restricted Securities, (b) disposed of pursuant to the provisions of Rule 144 or any comparable rule under the Securities Act, or (c) when, in the written reasonable opinion of independent counsel for the holder thereof experienced in Securities Act matters, such restrictions are no longer required in order to insure compliance with the Securities Act (including when the provisions of Rule 144(k) or any comparable rule under the Securities Act have been satisfied). The Company will pay the reasonable fees and disbursements of counsel for any holder of Restricted Securities in connection with all opinions rendered pursuant to this Section 7.

           Section 8.     Availability of Information. The Company will cooperate with each holder of any Restricted Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Securities. The Company will furnish to each holder of any Warrant Certificate, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission.

           Section 9.     Information Required By Rule 144A. The Company will, upon the request of the holder of this Warrant Certificate, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Warrant Certificate, except at such times as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934. For the purpose of this Section 9, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

           Section 10.     Ownership, Transfer and Substitution of Warrant Certificates.

           A.     Ownership of Warrant Certificates. Except as otherwise required by law, the Company may treat the Person in whose name any Warrant Certificate is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary except that, if and when any Warrant Certificate is properly assigned by the proper execution of the attached Assignment Form, the Company, in its discretion, may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant Certificate for all purposes, notwithstanding any notice to the Company to the contrary. Subject to Sections 4 and 7, a Warrant Certificate, if properly assigned, may be exercised by a new holder without first having a new Warrant Certificate issued.

           B.     Transfer and Exchange of Warrant Certificates. Upon the surrender of any Warrant Certificate, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will (subject to compliance with Sections 4 and 7, if applicable) execute and deliver to or upon the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Original Common Stock called for on the face or faces of the Warrant Certificate or Warrant Certificates so surrendered.

           C.     Replacement of Warrant Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of any such loss, theft or destruction of any Warrant Certificate held by a Person other than the original holder thereof, upon delivery of its unsecured indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant Certificate for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

           Definitions. Unless the context otherwise requires, the following terms have the following respective meanings:

          "Business Day" shall mean 9:00 AM through 5:00 PM (eastern time) on a day when the New York Stock Exchange is in regular session.

          "Common Stock" shall mean the Original Common Stock, any stock into which such stock shall have been converted or changed or any stock resulting from any reclassification of such stock and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "Company" shall mean PHARMACEUTICAL FORMULATIONS, INC., a Delaware corporation, and its successors and assigns.

          "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

           "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Restricted Securities" shall mean (a) any Warrant Certificates bearing the applicable legend set forth in Section 7 and (b) any shares of Common Stock which have been issued upon the exercise of Warrant Certificates and which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section, and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the exercise of Warrant Certificates and which, when so issued, will be evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

           "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Warrant Certificate" shall mean this document, in its entirety, or any replacement document issued by the Company to Holder.

          Section 11.      Notices. All notices and other communications under this Warrant Certificate shall be in writing and shall be sent (a) by registered or certified mail, return receipt requested, or (b) by a recognized overnight delivery service, addressed (i) if to any holder or any Warrant Certificate or any holder of any Common Stock, at the registered address of such holder as set forth in the applicable register kept at the principal office of the Company, or (ii) if to the Company, to the attention of its Secretary at its principal office, provided that the exercise of any Warrant Certificate shall be effected in the manner provided in Section 1.

           Section 12.     Miscellaneous.

          A.      This Warrant Certificate and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          B.      The agreements of the Company contained in this Warrant Certificate other than those applicable solely to the Warrant Certificates and the holders thereof shall inure to the benefit of and be enforceable by any holder or holders at the time of any Common Stock issued upon the exercise of Warrant Certificates, whether so expressed or not.

          C.      This Warrant Certificate shall be construed and enforced in accordance with and governed by the laws of the State of New Delaware.

          D.      The section headings in this Warrant Certificate are for purposes of convenience only and shall not constitute a part hereof.

PHARMACEUTICAL FORMULATIONS, INC. By: /s/ James Ingram Name: James Ingram Title: President

PURCHASE FORM

______________, 20__

To: Pharmaceutical Formulations, Inc.

The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of _____________ shares of common stock of Pharmaceutical Formulations, Inc., and herewith makes payment of ____________ in full payment of the Purchase Price therefore.

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name: __________________________________________________
                Please Typewrite name or Print in block letters

Address: ________________________________________________

                ________________________________________________

By: ___________________________ Name:

ASSIGNMENT FORM

______________, 20__

For Value Received, Name:___________________________ hereby sells,
                                                      Print Name:

assigns, and transfers unto

Name: ________________________________________
           Please Typewrite name or Print in block letters

Address: ____________________________________________________

                ____________________________________________________

the right to purchase common stock of Pharmaceutical Formulations, Inc. represented by this Warrant Certificate to the extent of ______________ shares as to which this right is exercisable and does hereby irrevocably constitute and appoint ________________ attorney, to transfer the same on the books of the Company with full power of substitution.

__________________________ By: ____________________________ Print Name: